EXHIBIT B

                          SUBSIDIARIES OF VIATEL, INC.


NAME OF SUBSIDIARY                                      JURISDICTION
------------------                                      ------------

Viatel U.K. Limited                                   England and Wales
Viatel Belgium Limited                                England and Wales
Viatel Spain Limited                                  England and Wales
Viatel (I) Limited                                    England and Wales
Viatel Staines Limited                                England and Wales
Viatel Global Communications S.p.A.
     (formerly Viaphone S.R.L.)                             Italy
Viatel S.R.L.                                               Italy
Viatel Operations, S.A.                                    France
Viatel S.A.                                                France
VPN S.A.R.L.                                               France
Viafon Dat Iberica, S.A.                                    Spain
Viatel Global Communications Espana S.A.                    Spain
Viatel Belgium NV/SA                                       Belgium
Viaphone NV/SA                                             Belgium
Viatel GmbH                                                Germany
Viaphone GmbH                                              Germany
Viatel AG                                                Switzerland
Viaphone AG                                              Switzerland
Viatel Global Communications B.V.                        Netherlands
Viafoperations Communications B.V.                       Netherlands
Viacol Ltda.                                              Columbia
Viatel Colombia Management, Inc.                          Delaware
Viatel Colombia Holdings, Inc.                            Delaware
Viatel Sales U.S.A., Inc.                                 Delaware
YYC Communications, Inc.                                  Delaware
Viatel Nebraska, Inc.                                     Delaware
Viatel Sweden, Inc.                                       Delaware
Viatel Finland, Inc.                                      Delaware
Viatel Argentina Holdings, Inc.                           Delaware
Viatel Argentina Management, Inc.                         Delaware
Viatel Brazil Management, Inc.                            Delaware
Viatel Brazil Holdings, Inc.                              Delaware
Viatel Development Company                                Delaware
Viatel Circe Cable System, Limited                        Delaware
Viatel Financial Company L.L.C.                           Delaware
Viatel Global Communications, Ltd.                        Delaware
Viatel New Jersey, Inc.                                   Delaware